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                                                                    EXHIBIT 99.3
                             CAPITAL HOLDINGS, INC.
                  COMMUNITY OFFERING OF SHARES OF COMMON STOCK
                             SUBSCRIPTION AGREEMENT

                                       Expiration Date:  December 1, 1999,
                                       unless extended at the sole discretion of the Company

We are conducting a rights offering that entitles holders of our common stock as of the close of business on ___________ __, 1999 (the "Record Date") to purchase
0.14 share of common stock for every one share of common stock then held (rounded down to the nearest whole share).

You may subscribe for shares of our common stock through a community offering that begins at the same time as the rights offering and ends on December 1, 1999. This offering will only be available if any shares remain unsold after the rights offering. To participate in the community offering, you must subscribe for a minimum of 400 shares. Orders received in the community offering are subject to proration if the number of shares ordered exceed the number of shares remaining after the rights offering. Also, orders in the community offering are subject to rejection in whole or in part solely at our discretion.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED ____________, 1999, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CAPITAL HOLDINGS, INC. BY CALLING __________ AT (419) 885-7379 OR (800) 366-5580.

To order shares in the community offering, we must receive a properly completed and executed copy of this Subscription Agreement by 5:00 p.m. Eastern Time, on December 1, 1999, together with a personal check, cashier's check or money order drawn on a bank located in the United States of America and payable to "Capital Holdings, Inc." for an amount equal to the number of shares ordered, multiplied by $25.00. The deadline for submitting subscription agreements and the related payments in the community offering is December 1, 1999.

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.

      COMMUNITY OFFERING  (subject to availability)
                           -----------------------

               1.     Shares subscribed for:
                               (minimum 400 shares)               ___________

               2. Purchase price of shares subscribed for:
                  ($25.00 times number of shares in line B.1)    $___________

METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES))

              [ ] cashier's check, certified check, bank draft or money
                  order payable to "Capital Holdings, Inc." ; or
              [ ] uncertified personal check payable to "Capital Holdings, Inc."

If the aggregate amount enclosed is insufficient to purchase the total number of shares included above, or if payment is enclosed but the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount subject to the minimum number of shares that may be purchased in the community offering.



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Any remaining funds shall be mailed to the subscriber without interest as soon as practicable.

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IF YOU WISH TO HAVE THE CERTIFICATE(S) MAILED TO AN ADDRESS OTHER THAN THE
ADDRESS IN THE ABOVE BOX, PLEASE PROVIDE THE ADDRESS BELOW AND, IN THAT CASE ONLY, YOUR SIGNATURES ON THIS SUBSCRIPTION AGREEMENT MUST BE GUARANTEED BY A BANK OR BROKERAGE FIRM.


----------------------------------           ----------------------------------
        (Street or P.O. Box)                               Signature


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(City)           (State)     (Zip)                         Signature


                                              ----------------------------------
                                              Print Name(s)

                                             ----------------------------------
                                              Telephone Number


Signature(s) guaranteed by (if required):

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